EXHIBIT 3.2
                                                     FORM 10-Q
                              QUARTER ENDED SEPTEMBER 30, 1995


                              RESTATED BYLAWS

                                    OF

                           BUCYRUS-ERIE COMPANY

           Incorporated under the Laws of the State of Delaware


                                 ARTICLE I

                                  GENERAL

       Section 1.1. Effectiveness of Bylaws. These Bylaws have been adopted in accordance with the provisions of the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company (as amended, modified or supplemented from time to time, the "Plan") under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in proceedings under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Wisconsin. These Bylaws shall constitute the Bylaws of the Corporation and shall be effective for all purposes as of the Effective Date (as defined in the Plan) of the Plan.


                                ARTICLE II

                            OFFICE AND RECORDS

       Section 2.1. Delaware Office.  The principal office of the
Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

       Section 2.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

       Section 2.3. Books and Records. The books and records of the Corporation may be kept at the Corporation's principal executive offices in South Milwaukee, Wisconsin or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.


                                ARTICLE III

                               STOCKHOLDERS

       Section 3.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the last Wednesday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at 1:00 p.m., local time, at the principal executive offices of the Corporation, or at such other date, place and/or time as may be fixed by resolution of the Board of Directors. The first annual meeting of stockholders following the Effective Date will take place in 1996 following completion of the Corporation's fiscal year ending December 31, 1995 at such time and place determined in accordance with the immediately preceding sentence (the "1996 Annual Meeting").

       Section 3.2. Special Meeting. Subject to the rights of the holders of any series or class of stock as set forth in the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board, by the Board of Directors pursuant to a written request signed by not less than three directors and delivered to the Secretary or by the President or the Secretary upon the written request, stating the time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.

       Section 3.3. Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Corporation.

       Section 3.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived as provided in Section
7.2 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

       Section 3.5. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Corporation's principal executive offices. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 3.6. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

       Section 3.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as otherwise permitted by law, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

       Section 3.8. Notice of Stockholder Business and Nominations.

       (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 3.4 of these Bylaws, (b) by or at the direction of the Chairman of the Board or pursuant to a written request signed by not less than three directors and delivered to the Secretary or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

       (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

       (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

       (B) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to
Section 3.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

       (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

       (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

       (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

       Section 3.9. Procedure for Election of Directors; Required Vote.
Other than the election of directors at any meeting of stockholders of the Corporation held prior to the annual meeting of stockholders to be held in 1997 (the "1997 Annual Meeting"), which shall occur as provided in Section
5.04 of the Plan, election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect the directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto. Prior to the 1997 Annual Meeting, this Section 3.9 of these Bylaws shall not be amended, added to, rescinded or repealed.

       Section 3.10. Inspectors of Elections; Opening and Closing the
Polls.

       (A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the "GCL").

       (B) The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

       Section 3.11. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.


                                ARTICLE IV

                            BOARD OF DIRECTORS

       Section 4.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

       Section 4.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, as provided in Section 5.04(b) of the Plan from the Effective Date (as defined in the Plan) until the 1997 Annual Meeting, the Board of Directors shall consist of seven members, and thereafter the number of directors shall be fixed from time to time by the Board of Directors, but shall consist of not more than fifteen nor less than three directors. Upon the Effective Date, the Board of Directors shall consist of those directors selected as provided in
Section 5.04 of the Plan (the "Original Directors"). Each Original Director shall hold office from and after the Effective Date until the 1996 Annual Meeting, and from and after the 1996 Annual Meeting until the 1997 Annual Meeting as provided in Section 5.04 of the Plan, and otherwise pursuant to the terms of the Certificate of Incorporation, the Plan, these By-Laws and the GCL, and until their successors have been duly elected, or appointed pursuant to Section 4.7(B) of these Bylaws and qualified. Directors shall be elected annually and shall hold office from the time of such director's election and qualification until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation beginning with the 1997 Annual Meeting, if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Prior to the 1997 Annual Meeting, this Section 4.2 of these Bylaws shall not be amended, added to, rescinded or repealed except (x) by resolution of the Board of Directors increasing the number of directors passed at a meeting thereof by not less than two-thirds of the number of directors fixed from time to time by these Bylaws, or (y) by resolution of the Board of Directors increasing the number of directors passed at a meeting thereof in connection with any transaction involving the Corporaiton that requires approval of the stockholders of the Corporation under the GCL and that is approved at such meeting, provided that in either case notice of the proposed change was given in a notice given no less than twenty-four hours prior to the meeting.

       Section 4.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after the Annual Meeting of Stockholders at the principal executive offices of the Corporation or at such other place as may be fixed by resolution of the Board of Directors. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

       Section 4.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or not less than three directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

       Section 4.5. Notice. Notice of any special meeting shall be given to each director at his or her business or residence in writing by hand delivery, overnight mail, courier service, telegram or facsimile transmission or orally by telephone communication. If by telegram, overnight mail, or courier service such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or its notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 9.1 of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting as provided in Section 7.4 of these Bylaws.

       Section 4.6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

       Section 4.7.   Vacancies; Vacancies Prior to the 1997 Annual Meeting.

   (A) Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

   (B) Notwithstanding the provisions of Section 4.7(A) of these Bylaws, if prior to the 1997 Annual Meeting, there shall be a vacancy in the Board of Directors resulting from the death, resignation, retirement or removal for cause (an "Original Director Vacancy Event") of any Original Director, the provisions of this Section 4.7(B) of these Bylaws shall govern the appointment of a successor to fill the remainder of the original unexpired term of office of such Original Director. If an Original Director Vacancy Event shall occur in respect of an Original Director (or any successor thereto) prior to the 1997 Annual Meeting who is: (i) a director nominated by the Board of Directors of the Corporation prior to the Effective Date of the Plan, the Board of Directors shall appoint an officer of the Corporation who served in such capacity prior to the Effective Date of the Plan, or, in the absence of any such person, an officer of the Corporation then serving in such capacity;
(ii) a director selected by the Holder of the Allowed Class 4B Claim (as defined in the Plan) (a "Class 4B Director") the remaining Class 4B Directors (or their successors) shall appoint the successor to such Class 4B Director, provided, however, if an Original Director Vacancy Event occurs in respect of
(x) both Class 4B Directors or (y) the remaining Class 4B Director prior to the appointment of a successor to the other Class 4B Director, then, if at the time the Original Director Vacancy Event described in sub-clause (x) or (y) occurs, Jackson National Life Insurance Company owns (1) 30% or more of the then issued and outstanding shares of Common Stock, the President of Jackson National Life Insurance Company shall appoint successors to such Class 4B Directors or (2) less than 30% of the then issued and outstanding shares of Common Stock, a majority of the remaining Original Directors shall appoint successors to such Class 4B Directors; or (iii) a director selected by the Creditors Committee (as defined in the Plan) (a "Committee Director") the remaining Committee Directors (or successors) shall appoint the successor to such Committee Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) all Committee Directors or (y) the remaining Committee Director prior to the appointment of a successor to the other Committee Director, a majority of the remaining Original Directors shall appoint successors to such Committee Directors. Prior to the 1997 Annual Meeting, this Section 4.7(B) of these Bylaws shall not be amended, added to, rescinded or repealed.

       Section 4.8. Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as provided in such resolution, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the Board of Directors.

       Section 4.9. Removal. Any director may be removed from office at any time, but only for cause or otherwise pursuant to the GCL. Prior to the 1997 Annual Meeting, this Section 4.9 of these Bylaws shall not be amended, added to, rescinded or repealed.

       Section 4.10. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

       Section 4.11. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

       Section 4.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.


                                 ARTICLE V

                                 OFFICERS

       Section 5.1. Elected Officers.  The elected officers of the
Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and such other officers, as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The Board of Directors may from time to time elect, or the Chairman of the Board or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary.

       Section 5.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 5.13 of these Bylaws, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until such officer shall resign.

       Section 5.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall perform all duties incidental to such office which may be required by law and all such other duties as are properly required by the Board of Directors. The Chairman of the Board shall be responsible for the preparation of the agenda for each such meeting after consultation with each of the Directors and the President. The Chairman of the Board shall also have such other powers and duties as may be delegated to such position by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect through the proper corporate officers.

       Section 5.4. President. The President shall be the Chief Executive Officer and shall act in a general executive capacity. The President shall be responsible for the administration and operation of the Corporation's business and general supervision of its policies and affairs and shall have such other powers and duties as may from time to time be prescribed by the Restated Bylaws or by Resolution of the Board of Directors. The President shall be responsible for carrying out and implementing all action taken by the Board of Directors and shall submit reports on a regular basis to the Board of Directors. The President may sign, alone or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

       Section 5.5. Vice President. Each Vice President shall have such powers and perform such duties as may be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. Any Vice President may, by Resolution of the Board of Directors, be designated an Executive Vice President or a Senior Vice President.

       Section 5.6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, or the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record or cause to be recorded all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct. The Secretary shall have all such further powers and duties as generally are incident to the office of Secretary or as may be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board.

       Section 5.7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all transactions engaged in as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer shall have all such further powers and duties as generally are incident to the office of Treasurer or as may be prescribed by the Bylaws, by Resolution of the Board of Directors, or by the Chairman of the Board.

       Section 5.8. Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation. The Controller shall render to the Board of Directors and the Chairman of the Board regularly and whenever otherwise required an account of the operation and financial condition of the Corporation. The Controller shall perform all the duties incidental to the office of Controller, and shall have such other powers and duties as may be prescribed by the Bylaws, by Resolution of the Board of Directors, or by the Chairman of the Board.

       Section 5.9. Assistant Treasurer. In the absence or inability to act of the Treasurer, any duly appointed Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Chairman of the Board may assign to him.

       Section 5.10. Assistant Controllers. In the absence or inability to act of the Controller, any duly appointed Assistant Controller may perform all of the duties and exercise all the powers of the Controller. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Controller shall perform such other duties as the Controller or the Chairman of the Board may assign to him.

       Section 5.11. Assistant Secretaries. In the absence or inability to act of the Secretary, any duly appointed Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Chairman of the Board may assign to him.

       Section 5.12. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the President may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of such officer's death, resignation, removal or the election of such officer's successor, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

       Section 5.13. Vacancies. A newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation or removal may be filled by the Chairman of the Board or the President.


                                ARTICLE VI

                     STOCK CERTIFICATES AND TRANSFERS

       Section 6.1. Stock Certificates and Transfers.

       (A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by the holder's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

       (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

       Section 6.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any authorized officer may in its or his discretion require.


                                ARTICLE VII

                         MISCELLANEOUS PROVISIONS

       Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

       Section 7.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

       Section 7.3. Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

       Section 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the GCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

       Section 7.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

       Section 7.6. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective when said notice is received by the Chairman of the Board, the President or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any resignation effective.

       Section 7.7. Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph
(C) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

   (B) The right to indemnification conferred in paragraph (A) of this Bylaw shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (B) or otherwise.

   (C) If a claim under paragraphs (A) or (B) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Bylaw or otherwise shall be on the Corporation.

   (D) The right to indemnification and the advancement of expenses conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

   (E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

   (F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

   (G) The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of this Bylaw shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.


                               ARTICLE VIII

                         CONTRACTS, PROXIES, ETC.

       Section 8.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board or the President may delegate contractual powers to others under such officer's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

       Section 8.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or the Vice President-Finance may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                ARTICLE IX

                                AMENDMENTS

       Section 9.1. Amendments. Except as these Bylaws may expressly provide to the contrary, these Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting.